Exhibit 99.1

Contact:Will Davis

Vice President of Investor Relations and Chief of Staff
Phone: (c) 917-519-6994
Email: davisw@lumosnet.com

Lumos Networks Corp. Reports Fourth Quarter and Annual 2014 Financial Results

Delivers 2014 Revenue of $201.5 Million and Adjusted EBITDA of $100.6 Million, which includes a $10.8 Million Benefit Plan Curtailment Gain

Provides 2015 Revenue and Adjusted EBITDA Guidance of Approximately $202 Million and $92 Million

Achieves 2014 Fiber to the Cell (“FTTC”) Revenue of Nearly $20 Million, 858 Unique FTTC Sites at YE 2014

Targeting 2015 Data Revenue of $116 Million, up 9% Year-over-Year

Targets total FTTC Installed Connections of 1,700 by YE 2015

Expects 6% Enterprise Revenue growth in 2015

Board of Directors Approves Suspension of Quarterly Dividend

WAYNESBORO, VA – March 4, 2015  – Lumos Networks Corp. (“Lumos Networks”, “Lumos” or the “Company”) (Nasdaq: LMOS), a fiber-based service provider of data, voice and IP-based telecommunication services in the Mid-Atlantic region, today announced financial results for the fourth quarter of 2014 and full-year 2014.

Total revenue in 2014 was $201.5 million down 3% from 2014.  Total Adjusted EBITDA in 2014 was $89.9 million, excluding a one-time, non-cash gain of $10.8 million related to a reduction in our liability for certain postretirement medical benefits (the “OPEBs gain”), versus $96.3 million in 2013, or down 7%.   In the fourth quarter of 2014, total revenue was $50.7 million and total Adjusted EBITDA was $21.9 million, excluding an OPEBs gain of $0.6 million.

Total Data segment revenue in the fourth quarter of 2014 was $27.3 million, up approximately 3% sequentially, and constituted 54% of total revenue as compared to 53% in the prior year period.  The Company posted over 16% sequential growth in Fiber to the Cell (“FTTC”) site revenue to $5.5 million and Enterprise revenue grew 3% sequentially and over 2% from the prior year.

“I am pleased to announce that Lumos Networks achieved its 2014 targets of approximately $200 million in revenue and $90 million in Adjusted EBITDA.   We  also hit our targets for 2014 FTTC revenue and surpassed our target for unique FTTC sites,“ said Lumos Networks President and CEO Timothy G. Biltz.  “But even more importantly, our 2015 financial guidance demonstrates our expectations for continued solid execution of the Lumos strategy.   In 2015, we expect that revenue and Adjusted EBITDA will grow, and we expect that our data segment revenue will grow approximately 9% to $116 million.”

The Company remains focused on building valuable, dense fiber infrastructure underpinned by long-term Ethernet, MPLS and wavelength contracts.  In 2014, the Company increased its FTTC connections by 375, added 250 unique FTTC connections, added 408 route miles of fiber, connected to an incremental 133 lit buildings and 7 data centers.

“We expect to accelerate these fiber investments in 2015 as we install our $1.3 million backlog of monthly recurring revenue of high-value data products and complete our investment on Project Ark, our all-IP network overlay focused on FTTC traffic,” Mr. Biltz continued, “We expect to end 2015 with 1,700 FTTC connections, an increase of nearly 550, which would represent around $35 million in annualized FTTC revenue, once installed.  Additionally, we are accelerating the completion of our previously announced 665 fiber route mile network expansion in Richmond, Hampton Roads, Petersburg and Norfolk, Virginia to the first half of 2016 from our original plan of the second half of 2016.   To this end, we expect total capital expenditures to be approximately $112 million in 2015.”

Highlights

•

Lumos Networks achieved total data sales bookings of over $2.5 million in monthly recurring revenue in 2014, up over 30% versus 2013.  The vast majority of 2014 sales involved advanced data products like carrier Ethernet, MPLS and wavelengths.  FTTC and Carrier End User sales grew over 100% in 2014.  Lumos sold 735 FTTC connections in 2014 versus guidance of 500-700.

•

The Company’s previously announced 665 fiber route mile network expansion is expected over time to increase the Company’s Addressable Market of cell sites to 7,400 and increase its Enterprise Addressable Market by $135 million, an increase of 60% versus the Company’s core markets.

•

The Company ended 2014 with 858 connected FTTC sites, up 150 sequentially, representing a year-over-year increase in total FTTC sites of approximately 41%.  Total 2014 FTTC revenue of $19.9 million grew 40% year-over-year.  As of year-end 2014, the Company had 1,153 total FTTC connections, up 48% from the prior year, representing annualized FTTC revenue of approximately $24 million.

•

In 2014, Lumos renewed Enterprise accounts worth nearly $619,000 in monthly recurring revenue, or approximately 18% of the total Enterprise base, with an average contract length of 38 months.  These renewal efforts produced a total contract value of nearly $27 million.

•	On March 4, 2015, the Board of Directors of Lumos Networks suspended the quarterly dividend, with an annual cash impact of $12 to $13 million, in favor of FTTC and network expansion opportunities.

Business Outlook

For the full year 2015, the Company initiates financial guidance for revenue of approximately $202 million, Adjusted EBITDA of approximately $92 million and capital expenditures of approximately $112 million.

Please see the schedules accompanying this release for additional financial guidance, including reconciliations of non-GAAP measures to GAAP results.

Statements made are based on management’s current expectations.  These statements are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements.”

Conference Call

A conference call and simultaneous webcast, hosted by Timothy G. Biltz, CEO, Johan Broekhuysen, CFO, and Will Davis, Vice President of Investor Relations and Chief of Staff, to review these financial and operational results and financial guidance will be held at 8:30 A.M. (ET) on March 5, 2015.

The webcast may be accessed via the Internet at http://ir.lumosnetworks.com/ and the live call (“Lumos Networks Fourth Quarter Earnings Conference Call”) may be accessed with the following numbers:

Domestic: 1-877-510-3772

International: 1-412-902-4135

Canada: 1-855-669-9657

The conference call will be archived and available for replay through March 20, 2015 and may be accessed with the following numbers:

Domestic:  1-877-344-7529

International: 1-412-317-0088

Canada: 1-855-669-9658

Replay pass codes: Conference ID: 10060806

The webcast will also be archived and the replay may be accessed at http://ir.lumosnetworks.com/.

About Lumos Networks

Lumos Networks is a fiber-based provider in the Mid-Atlantic region serving Carrier and Enterprise customers offering end to end connectivity in 23 markets in Virginia, Pennsylvania, West Virginia, Maryland, Ohio and Kentucky. With a fiber network of 7,822 fiber route miles, Lumos Networks connects to 858 Fiber to the Cell sites, 31 data centers and 1,477 on-net buildings. In 2014, Lumos Networks generated over $106 million in Data Revenue over its fiber network.  Detailed information about Lumos Networks is available at www.lumosnetworks.com.

Non-GAAP Measures

Adjusted EBITDA is defined as net income attributable to Lumos Networks before interest, income taxes, depreciation and amortization, accretion of asset retirement obligations, net income or loss attributable to noncontrolling interests, other income or expenses, equity-based compensation charges, acquisition-related charges, amortization of actuarial losses on retirement plans, employee separation charges, restructuring-related charges, gain or loss on settlements and gain or loss on interest rate swap derivatives.  Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to operating revenues.

Adjusted EBITDA is a non-GAAP financial performance measure.  It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP.  Please refer to the schedules herein and our SEC filings for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with GAAP and for a discussion of the presentation, comparability and use of such financial performance measures.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications and high speed data transport industry; our ability to offset expected revenue declines in legacy voice and access products related to the recent regulatory actions, wireless substitution, technology changes and other factors; our ability to effectively allocate capital and implement  our “edge-out” expansion plans in a timely manner; our ability to complete customer installations in a timely manner; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; our ability to maintain and enhance our network; the potential to experience a high rate of customer turnover; federal and state regulatory fees, requirements and developments; our reliance on certain suppliers and vendors; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Report filed on Form 10-K.

Exhibits:

•	Condensed Consolidated Balance Sheets
•	Condensed Consolidated Statements of Income
•	Condensed Consolidated Statements of Cash Flows
•	Summary of Operating Results, Customer and Network Statistics
•	Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
•	Reconciliation of Operating Income to Adjusted EBITDA
•	Business Outlook

Lumos Networks Corp.
Condensed Consolidated Balance Sheets
	December 31, 2014	December 31, 2013
(In thousands)

ASSETS
Current Assets
Cash and cash equivalents	$14,140	$14,114
Marketable securities	16,870	38,480
Restricted cash [1]	4,208	4,324
Accounts receivable, net	22,925	22,917
Other receivables	2,113	1,588
Income tax receivable	172	1,116
Prepaid expenses and other	4,321	3,960
Deferred income taxes	5,601	7,289
Total Current Assets	70,350	93,788

Securities and investments	914	699

Property, plant and equipment, net	429,451	378,723

Other Assets
Goodwill	100,297	100,297
Other intangibles, net	15,884	25,071
Deferred charges and other assets	5,718	7,722
Total Other Assets	121,899	133,090

Total Assets	$622,614	$606,300

LIABILITIES AND EQUITY
Current Liabilities
Current portion of long-term debt	$10,227	$6,688
Accounts payable	20,257	13,076
Dividends payable	3,152	3,091
Advance billings and customer deposits	14,029	13,502
Accrued compensation	1,516	2,185
Accrued operating taxes	4,618	4,375
Other accrued liabilities	4,223	3,992
Total Current Liabilities	58,022	46,909

Long-Term Liabilities
Long-term debt, excluding current portion	363,156	373,290
Retirement benefits	18,257	16,848
Deferred income taxes	87,864	79,087
Other long-term liabilities	1,746	2,832
Income tax payable	110	328
Total Long-term Liabilities	471,133	472,385

Stockholders' Equity	92,677	86,333
Noncontrolling Interests	782	673
Total Equity	93,459	87,006

Total Liabilities and Equity	$622,614	$606,300

[1] During 2010, the Company received a Federal stimulus award providing 50% funding to bring broadband services and infrastructure to Alleghany County, Virginia.  The Company was required to deposit 100% of its grant ($8.1 million) into pledged accounts in advance of any reimbursements, to be drawn down ratably following reimbursement approvals.

Lumos Networks Corp.
Condensed Consolidated Statements of Income
	Three months ended December 31,		Twelve months ended December 31,
(In thousands, except per share amounts)	2014	2013	2014	2013

Operating Revenues	$50,685	$51,003	$201,456	$207,475

Operating Expenses
Network access costs	9,714	10,420	40,868	42,417
Selling, general and administrative [1,2]	19,818	18,102	64,782	76,749
Depreciation and amortization	12,071	10,792	45,212	42,320
Accretion of asset retirement obligations	23	9	118	104
Restructuring charges	-	-	-	50
Total Operating Expenses	41,626	39,323	150,980	161,640
Operating Income	9,059	11,680	50,476	45,835

Other Income (Expenses)
Interest expense	(3,820)	(3,816)	(15,575)	(14,191)
Gain (loss) on interest rate swap derivatives	97	(34)	492	(144)
Other income (expenses), net	135	(783)	664	(1,587)

Income Before Income Tax Expense	5,471	7,047	36,057	29,913

Income Tax Expense	2,007	2,982	14,409	12,019
Net Income	3,464	4,065	21,648	17,894

Net Income Attributable to Noncontrolling Interests	(51)	-	(120)	(121)
Net Income Attributable to Lumos Networks Corp.	$3,413	$4,065	$21,528	$17,773

Basic and Diluted Earnings per Common Share Attributable to Lumos Networks Corp. Stockholders:

Earnings per share - basic	$0.15	$0.18	$0.97	$0.81
Earnings per share - diluted	$0.15	$0.18	$0.95	$0.80

Cash Dividends Declared per Share - Common Stock	$0.14	$0.14	$0.56	$0.56

[1] Includes equity-based compensation expense related to all of the Company’s share-based awards and the Company’s 401(k) matching contributions of $1.2 million for each of the three months ended December 31, 2014 and 2013 and $4.3 million and $6.8 million for the twelve months ended December 31, 2014 and 2013, respectively.

[2] Selling, general and administrative expenses for the three and twelve months ended December 31, 2014 includes $0.6 million and $10.8 million, respectively, of curtailment gain related to the elimination of certain medical benefits under the Company's postretirement plan.

Lumos Networks Corp.
Condensed Consolidated Statements of Cash Flows
	Twelve months ended December 31,
(In thousands)	2014	2013

Cash Flows from Operating Activities:
Net income	$21,648	$17,894
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	36,025	32,496
Amortization	9,187	9,824
Accretion of asset retirement obligations	118	104
Deferred income taxes	14,477	11,503
(Gain) loss on interest rate swap derivatives	(492)	144
Equity-based compensation expense	4,340	6,778
Amortization of debt issuance costs	1,461	1,280
Write off of unamortized debt issuance costs	-	890
Curtailment gain	(10,774)	-
Retirement benefits, net of cash contributions and distributions	(1,628)	(330)
Excess tax benefits from share-based compensation	-	(1,060)
Other	221	(163)
Changes in operating assets and liabilities, net	5,226	(5,106)
Net Cash Provided by Operating Activities	79,809	74,254

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(84,100)	(68,334)
Broadband network expansion funded by stimulus grant	(878)	(29)
Purchases of available-for-sale marketable securities	(19,516)	(38,560)
Proceeds from sale or maturity of available-for-sale marketable securities	40,679	-
Change in restricted cash	116	979
Cash reimbursement received from broadband stimulus grant	116	979
Other	150	62
Net Cash Used in Investing Activities	(63,433)	(104,903)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	-	375,000
Payment of debt issuance costs	-	(4,872)
Principal payments on senior secured term loans	(5,250)	(308,876)
Borrowings from revolving credit facility	-	15,000
Principal payments on revolving credit facility	-	(18,521)
Termination payments of interest rate swap derivatives	-	(858)
Cash dividends paid on common stock	(12,456)	(12,213)
Principal payments under capital lease obligations	(1,468)	(1,456)
Proceeds from stock option exercises and employee stock purchase plan	2,892	1,222
Excess tax benefits from share-based compensation	-	1,060
Other	(68)	(725)
Net Cash (Used in) Provided by Financing Activities	(16,350)	44,761
Increase in cash and cash equivalents	26	14,112
Cash and cash equivalents:
Beginning of Period	14,114	2
End of Period	$14,140	$14,114

Lumos Networks Corp.
Operating Results, Customer and Network Statistics
(Dollars in thousands)	Three months ended:					Twelve months ended:
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenue, Gross Margin and Adjusted EBITDA
Revenue
Enterprise Data	10,833	10,470	10,445	10,586	10,617	42,334	42,404
Transport	10,962	11,279	11,225	10,907	11,927	44,373	47,434
FTTC	5,515	4,739	5,037	4,644	4,399	19,935	14,274
Total Data	27,310	26,488	26,707	26,137	26,943	106,642	104,112
Residential and Small Business	17,423	17,668	18,290	18,647	19,094	72,028	80,659
RLEC Access	5,952	6,360	5,168	5,306	4,966	22,786	22,704
Total Revenue	50,685	50,516	50,165	50,090	51,003	201,456	207,475

Gross Margin
Data	85.5%	85.1%	85.3%	84.0%	85.1%	85.0%	84.8%
Residential and Small Business	67.0%	64.3%	65.7%	64.9%	66.4%	65.5%	67.0%

Adjusted EBITDA[1]
Data	12,629	12,984	13,395	12,717	14,012	51,725	53,504
Residential and Small Business	4,623	4,503	5,230	5,544	5,916	19,900	24,659
RLEC Access	4,621	5,214	4,098	4,306	4,104	18,239	18,161
Adjusted EBITDA before Curtailment Gain	21,873	22,701	22,723	22,567	24,032	89,864	96,324
Curtailment Gain[2]	567	10,207	-	-	-	10,774	-
Total Adjusted EBITDA	22,440	32,908	22,723	22,567	24,032	100,638	96,324

Adjusted EBITDA Margin[1]
Data	46.2%	49.0%	50.2%	48.7%	52.0%	48.5%	51.4%
Residential and Small Business	26.5%	25.5%	28.6%	29.7%	31.0%	27.6%	30.6%
RLEC Access	77.6%	82.0%	79.3%	81.2%	82.6%	80.0%	80.0%
Total Adjusted EBITDA Margin	44.3%	65.1%	45.3%	45.1%	47.1%	50.0%	46.4%

Capital Expenditures	19,949	26,863	19,171	18,117	22,613	84,100	68,334
Adjusted EBITDA less Capital Expenditures	2,491	6,045	3,552	4,450	1,419	16,538	27,990

Fiber Network Statistics
Fiber Route-Miles	7,822	7,645	7,548	7,467	7,414	7,822	7,414
Fiber Miles[3]	354,118	352,347	----	----	----	354,118	----
Fiber Markets	23	23	23	23	23	23	23
FTTC Unique Towers	858	708	673	633	608	858	608
FTTC Total Connections	1,153	961	876	824	778	1,153	778
On-Network Buildings	1,477	1,456	1,420	1,387	1,344	1,477	1,344
Data Centers[4]	31	28	26	25	24	31	24
R&SB Statistics
Competitive Voice Connections	83,406	85,683	88,941	92,440	95,730	83,406	95,730
Video Subscribers	5,352	5,309	5,155	5,073	5,034	5,352	5,034

RLEC Access Lines	27,257	27,716	28,081	28,381	28,886	27,257	28,886

1 Adjusted EBITDA is a non-GAAP measure. See definition on page 2 of this earnings release. Adjusted EBITDA margin is calculated as the ratio of Adjusted EBITDA, as defined, to Total Revenue.

2 The Company recorded a gain totaling $10.8 million in the second half of 2014 related to the curtailment of medical benefits under the Company's postretirement plan, which was not allocated to the operating segments.

3 Fiber miles are calculated as the fiber route miles multiplied by the number of fiber strands within each cable (represents an average of 45 fibers per route as of December 31, 2014) and are based on the results of the Company's conversion of its fiber records to a centralized fiber management system in the third quarter of 2014.

4 During the third quarter of 2014, the Company revised its connected data center disclosures to include both commercial and private data centers and Company-owned facilities offering commercial data center services.  Previously, the Company had only disclosed connections to third-party commercial data centers. Historical data center total for prior quarters have been revised to reflect the new measurement approach.

Note: Certain prior period revenue and Adjusted EBITDA amounts have been reclassified to conform with the current year presentation.

Lumos Networks Corp.
Reconciliation of Net Income Attributable to Lumos Networks Corp. to Operating Income
(In thousands)
	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Net Income Attributable to Lumos Networks Corp.	$3,413	$4,065	21,528	$17,773
Net Income Attributable to Noncontrolling Interests	51	-	120	121
Net Income	3,464	4,065	21,648	17,894

Interest expense	3,820	3,816	15,575	14,191
(Gain) loss on interest rate swap derivatives	(97)	34	(492)	144
Income tax expense	2,007	2,982	14,409	12,019
Other (income) expenses, net	(135)	783	(664)	1,587
Operating Income	$9,059	$11,680	$50,476	$45,835

Lumos Networks Corp.
Reconciliation of Operating Income to Adjusted EBITDA

(Dollars in thousands)	2014	2013

For The Three Months Ended December 31,
Operating Income	$9,059	$11,680
Depreciation and amortization and accretion of asset retirement obligations	12,094	10,801
Sub-total:	21,153	22,481
Amortization of actuarial losses	56	309
Equity-based compensation	1,231	1,242
Adjusted EBITDA	$22,440	$24,032
Adjusted EBITDA Margin	44.3%	47.1%

For The Twelve Months Ended December 31,
Operating Income	$50,476	$45,835
Depreciation and amortization and accretion of asset retirement obligations	45,330	42,424
Sub-total:	95,806	88,259
Amortization of actuarial losses	248	1,237
Equity-based compensation	4,340	6,778
Restructuring charges	-	50
Employee separation charges	244	-
Adjusted EBITDA	$100,638	$96,324
Adjusted EBITDA Margin	50.0%	46.4%

Lumos Networks Corp.
Business Outlook [1] (as of March 4, 2015)
(In millions)	2015 Annual Guidance [1]
Operating Revenues	approximately $202

Adjusted EBITDA[2]	approximately $92

Capital Expenditures	approximately $112

Cash, Cash Equivalents and Marketable Securities (at end of period)	approximately $5

Reconciliation of Operating Income to Adjusted EBITDA
Operating Income	approximately $32
Depreciation and amortization	approximately $53
Equity-based compensation expense	approximately $6
Amortization of actuarial losses	approximately $1
Adjusted EBITDA	approximately $92

[1] These estimates are based on management’s current expectations.  These estimates are forward-looking and actual results may differ materially.  Please see “Special Note from the Company Regarding Forward-Looking Statements" in the Lumos Networks Corp. fourth quarter 2014 earnings release dated March 4, 2015.